UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  December 31, 2008

HEMACARE CORPORATION
(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15350 Sherman Way, Suite 350, Van Nuys, CA  91406
(Address of principal executive offices) (Zip Code)

(818) 226-1968
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)  Compensatory Arrangements with Officer

On December 31, 2008, HemaCare Corporation (“Company”) entered into new employment agreements and change of control agreements with John Doumitt, the Company’s Chief Executive Officer, and Robert Chilton, the Company’s Chief Financial Officer.  The new agreements incorporated language so that certain compensation payable under these agreements would not be subject to taxation under Section 409A of the Internal Revenue Code.

In addition, on December 10, 2008, the Board of Directors of the Company amended and restated the Company’s 1996 Stock Incentive Plan and 2006 Equity Incentive Plan to incorporate language so that certain compensation payable under these plans would not be subject to taxation under Section 409A of the Internal Revenue Code.

The foregoing summary is qualified in its entirety by reference to the copies of these agreements and plans which are filed as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6 to this report and are incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits

(d)	Exhibits
	Exhibit No.	Description
	99.1	Employment letter agreement with John Doumitt, dated December 31, 2008.
	99.2	Employment letter agreement with Robert Chilton, dated December 31, 2008.
	99.3	Change of Control Agreement with John Doumitt, dated December 31, 2008.
	99.4	Change of Control Agreement with Robert Chilton, dated December 31, 2008.
	99.5	Amended and Restated HemaCare Corporation 2008 Equity Incentive Plan, dated December 31, 2008.
	99.6	Amended and Restated HemaCare Corporation 1996 Stock Incentive Plan, dated December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2009	HEMACARE CORPORATION By /s/ Robert S. Chilton Robert S. Chilton, Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Employment letter agreement with John Doumitt, dated December 31, 2008.
99.2	Employment letter agreement with Robert Chilton, dated December 31, 2008.
99.3	Change of Control Agreement with John Doumitt, dated December 31, 2008.
99.4	Change of Control Agreement with Robert Chilton, dated December 31, 2008.
99.5	Amended and Restated HemaCare Corporation 2008 Equity Incentive Plan, dated December 31, 2008.
99.6	Amended and Restated HemaCare Corporation 1996 Stock Incentive Plan, dated December 31, 2008.